Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT

First Base Investment Limited (Hong Kong)

KeyCorp Limited (Hong Kong)

Sky Trillion Limited (BVI)

King Venture Limited (Hong Kong)

Tech Sino Limited (Hong Kong)

Asiatech Holdings Limited (Hong Kong)

Wiser Tyson Investment Corp. Limited (Hong Kong)

Rich Wind Energy Two Corp. (BVI)

Renergy Reach Investments Limited (BVI)

Nice Jolly Investments Limited (BVI)

Topinfo Investments Limited (BVI)

Wise Luck Group Ltd. (BVI)

Sinoelectric Investment Limited (BVI)

Lucksi Renergy Holding Limited (BVI)

Renergy Peace Investments Limited (BVI)

China Smart Electric Group Limited (Cayman)

Wise Renergy Holdings Limited (Hong Kong)

Aroma Mount Investment Co., Ltd. (BVI)

Guangdong Mingyang Wind Power Industry Group Co., Ltd. (PRC)

RENergy Electric Tianjin Ltd. (PRC)

RESource Electric Tianjin Ltd. (PRC)

Tianjin Mingyang Wind Power Blade Technology Co., Ltd. (PRC)

Zhongshan Mingyang Wind Power Blade Technology Co., Ltd. (PRC)

Jilin Mingyang Wind Power Technology Co., Ltd. (PRC)

Shuangliao Mingyang New Energy Equipment Co., Ltd. (PRC)

Baicheng Mingyang New Energy Equipment Co., Ltd. (PRC)

Da’an Mingyang New Energy Equipment Co., Ltd. (PRC)

Jiangsu Mingyang Wind Power Technology Co., Ltd. (PRC)

Tianjin Mingyang Wind Power Equipment Co., Ltd. (PRC)

Ming Yang Wind Power European R&D Center ApS (Denmark)

Zhongshan Mingyang Wind Power Equipment Co., Ltd. (PRC)

Ming Yang Wind Power USA Inc. (USA)

Ming Yang Wind Power Investment Holding (Tianjin) Co., Ltd. (PRC)

Ming Yang Wind Power (International) Co., Limited (Hong Kong)

Gansu Mingyang New Energy Technology Co., Ltd. (PRC)

Zhongshan Ruiyang Investment Management Co., Ltd. (PRC)

Guangdong Mingyang New Energy Technology Co., Ltd. (PRC)

Yunnan Mingyang Wind Power Technology Co., Ltd. (PRC)

Mingyang Holdings (Singapore) Pte. Ltd. (Singapore)

Gaozhou Mingyang New Energy Investment Development Co., Ltd. (PRC)

Tianjin Mingyang Wind Power Technology Co., Ltd. (PRC)

Ming Yang Renewable Energy (International) Company Limited (Hong Kong)

Shandong Mingyang Wind Power Technology Co., Ltd. (PRC)

Burqin Mingyang Wind Power Sales Co., Ltd. (PRC)

Xinhua Xingyang Wind Power Co., Ltd. (PRC)

Hami Mingyang New Energy Co., Ltd. (PRC)

Beijing Jieyuan Xinneng Investment Co., Ltd. (PRC)

Henan Tianrun Wind Power Co., Ltd. (PRC)

Shaanxi Dingbian Jieyuan New Energy Co., Ltd. (PRC)

Inner Mongolia Mingyang New Energy Development Co., Ltd. (PRC)

Hexigten Banner Mingyang New Energy Co., Ltd. (PRC)

Xilin Hot Mingyang Wind Power Co., Ltd. (PRC)

Inner Mongolia Guomeng Electrical Sales Co., Ltd. (PRC)

Shaanxi Jingbian Mingyang New Energy Co., Ltd. (PRC)

Hongrun (Huanghua) New Energy Co., Ltd. (PRC)

Jieyuan Huanghua New Energy Co., Ltd. (PRC)

Weishan Mingyang New Energy Co., Ltd. (PRC)

Midu Jieyuan New Energy Co., Ltd. (PRC)

Golmud Mingyang New Energy Co., Ltd. (PRC)

Qapqal Xibe Autonomous County Jieyuan New Energy Co., Ltd. (PRC)

Pingshun Jieyuan New Energy Co., Ltd. (PRC)

Turpan Jieyuan Energy Co., Ltd. (PRC)

Gongcheng Jieyuan New Energy Co., Ltd. (PRC)

Panzhihua Renhe Jieyuan New Energy Co., Ltd. (PRC)

Baiyin Jieyuan New Energy Co., Ltd. (PRC)

Jingbian Jieyuan Photovoltaic Power Co., Ltd. (PRC)

Qinghai Mingyang New Energy Co., Ltd. (PRC)

Qinghai Redsolar New Energy Co., Ltd. (PRC)

Xilin Gol League Mingyang New Energy Co., Ltd. (PRC)

Sheyang Mingyang New Energy Technology Co., Ltd. (PRC)

Fengning Manchu Autonomous County Mingyang Wind Power Equipment Sales Co., Ltd. (PRC)

Shenzhen Liangyun Energy Network Technology Co., Ltd. (PRC)

Kangbao Mingyang Wind Power Equipment Sales Co., Ltd. (PRC)

Xinjiang Mingyang New Energy Industry Co., Ltd. (PRC)

Barkol Mingyang New Energy Co., Ltd. (PRC)